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                                                                    Exhibit 23.5

           CONSENT OF PRICEWATERHOUSE COOPERS, INDEPENDENT AUDITORS


Phone.com, Inc.
800 Chesapeake Drive
Redwood City
CA 94063
United States of America



29 June 2000

Our a:  OF322.vak


Dear Sirs

We consent to the incorporation by reference in the Registration Statement (form S-8) pertaining to the Phone.com, Inc. option plans listed on the facing sheet thereof of our report dated November 4, 1999, with respect to the consolidated financial statements of a Telecoms Limited included in the Registration Statement of Phone.com, Inc. (Form S-1), filed with the Securities and Exchange Commission on October 28, 1999.

Yours faithfully,



/a/ PricewaterhouseCoopers